SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
SMART SAND, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 26, 2019
Dear Stockholder:
You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Smart Sand, Inc., on Tuesday, June 18, 2019, at 9:00 a.m., local time, at 1725 Hughes Landing Boulevard, 1st Floor, Meeting Room A, The Woodlands, Texas 77380.
The Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the meeting.
It is important that your shares be represented at the annual meeting, regardless of the number of shares you hold and whether or not you plan to attend the meeting in person. Accordingly, please exercise your right to vote by following the instructions for voting on the Notice of Internet Availability of Proxy Materials you received for the meeting or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by internet or telephone voting as described in the proxy statement.
Our board of directors and management look forward to seeing you at the meeting. Thank you for your continued support.

Sincerely yours,
Charles E. Young
Chief Executive Officer

Smart Sand, Inc.
1725 Hughes Landing Boulevard, Suite 800
The Woodlands, Texas 77380

Notice of Annual Meeting of Stockholders
Tuesday, June 18, 2019
To Our Stockholders:
The Annual Meeting of Stockholders of Smart Sand, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, June 18, 2019, at 9:00 a.m., local time, at 1725 Hughes Landing Boulevard, 1st Floor, Meeting Room A, The Woodlands, Texas 77380, for the following purposes:
1. To elect two Class III members of the board of directors to serve until the 2022 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;
2. To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019;
3. To conduct an advisory (and non-binding) vote on the compensation paid to the Company’s named executive officers; and
4. To transact such other business as may properly come before the meeting or any continuation, adjournment or postponement thereof.
All stockholders are invited to attend the meeting. Holders of record of the Company’s common stock at the close of business on April 25, 2019, are entitled to notice of, and to vote at, the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at the meeting and at the offices of the Company at 1725 Hughes Landing Boulevard, Suite 800, The Woodlands, Texas 77380.

By Order of the Board of Directors
James D. Young
Executive Vice President, General Counsel and Secretary

The Woodlands, Texas
April 26, 2019

Whether or not you expect to attend the meeting, please submit your proxy as soon as possible so that your shares will be represented at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 18, 2019. THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT  HTTP://WWW.ASTPROXYPORTAL.COM/AST/21117/

TABLE OF CONTENTS

PAGE

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1

PRINCIPAL STOCKHOLDERS	5

PROPOSAL 1: ELECTION OF DIRECTORS	6

CORPORATE GOVERNANCE	10

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS	12

EXECUTIVE COMPENSATION	14

PROPOSAL 2: RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2019	17

REPORT OF THE AUDIT COMMITTEE	19

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	20

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	21

STOCKHOLDER PROPOSALS	21

STOCKHOLDER COMMUNICATIONS	21

OTHER MATTERS	21

WHERE YOU CAN FIND MORE INFORMATION	21

i

Smart Sand, Inc.
1725 Hughes Landing Boulevard, Suite 800
The Woodlands, Texas 77380
PROXY STATEMENT
2019 ANNUAL MEETING OF STOCKHOLDERS
The enclosed proxy is solicited by the board of directors of Smart Sand, Inc. (the “Company,” “we” or “us”) for use at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, June 18, 2019, at 9:00 a.m., local time, at 1725 Hughes Landing Boulevard, 1st Floor, Meeting Room A, The Woodlands, Texas 77380, and at any continuation, adjournment or postponement thereof.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Important Notice of Internet Availability of Proxy Materials for the Annual Meeting to be Held on Tuesday, June 18, 2019.
This proxy statement and our 2018 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2018, are being made available to you on or about April 26, 2019 at http://www.astproxyportal.com/ast/21117/.
Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders. Stockholders have the ability to access our proxy materials on the website referred to in the Notice of Availability of Proxy Materials (http://www.astproxyportal.com/ast/21117/) or request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the internet or request a printed copy of our proxy materials may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We will bear all costs incurred in the solicitation of and mailing of proxy materials.
Who Can Attend and Vote
Only stockholders of record of our common stock at the close of business on April 25, 2019, the record date, are entitled to notice of and to vote at the meeting, and at any continuation(s), postponement(s) or adjournment(s) thereof. As of the record date, 40,999,743 shares of our common stock, $0.001 par value per share, were issued and outstanding. Holders of record of our common stock, and holders of a valid proxy for the Annual Meeting, are entitled to one vote per share for each proposal presented at the Annual Meeting. The common stock does not have cumulative voting rights.
Voting Your Shares
If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote in person at the Annual Meeting or by completing, dating and signing the proxy and promptly returning it, by telephone, or electronically through the internet by following the instructions included on your proxy card. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal or, in the case of the election of the Class III directors, as a vote “for” the election of the two nominees presented by the board of directors.
If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares. You may be able to vote by telephone or electronically through the internet in accordance with the voting instructions provided by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote in person at the Annual Meeting.
Applicable stock exchange rules restrict when brokers who are record holders of shares may exercise discretionary authority to vote those shares in the absence of instructions from beneficial owners. Brokers are not permitted to vote on non-discretionary items such as director elections, executive compensation and other significant matters absent instructions from the beneficial owner. As a result, if you are a street name stockholder, and you do not give voting instructions, the holder of record will not be permitted to vote your shares with respect to Proposal No. 1-Election of Directors, or Proposal No. 3-Advisory Vote on Executive Compensation, and your shares will be considered “broker non-votes” with respect to these proposals. Although any broker non-votes would be counted as present at the Annual Meeting for purposes of determining a quorum, they will be treated as not entitled to vote with respect to each of Proposal Nos. 1 and 3. If you are a street name stockholder, and you do not give voting instructions, the record holder will be entitled to vote your shares with respect to Proposal No. 2-Ratification of the Appointment of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2019 in its discretion.
In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.
The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the telephone or internet should understand that there may be costs associated with telephonic or electronic access. These charges include usage charges from telephone companies and internet access providers. The stockholder will bear the cost of these charges.
Procedural Matters
If you are a registered stockholder, you may vote your shares or submit a proxy to have your shares voted by one of the following methods:

•
By Internet. You may submit a proxy electronically via the internet by following the instructions provided on the Notice of Internet Availability of Proxy Materials. Internet voting facilities will close and no longer be available on the date and time specified in the Notice of Internet Availability of Proxy Materials.

•
By Telephone. You may submit a proxy by telephone using the toll-free number listed on the Notice of Internet Availability of Proxy Materials. Please have the notice or proxy card in hand when you call. Telephone voting facilities will close and no longer be available on the date and time specified in the Notice of Internet Availability of Proxy Materials.

•
By Mail. If you received or requested printed proxy materials, you may submit a proxy by signing, dating and returning your proxy card in the provided pre-addressed envelope in accordance with the enclosed instructions. We encourage you to sign and return the proxy or voter instruction card even if you plan to attend the Annual Meeting. In this way, your shares will be voted even if you are unable to attend.

•
In Person. If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the Annual Meeting. You may vote in person at the Annual Meeting by completing a ballot; however, attending the Annual Meeting without completing a ballot will not count as a vote.

If your shares are held in street name, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet and/or telephone voting will also be offered to stockholders owning shares through most banks and brokers.
Quorum
The presence at the Annual Meeting in person or by proxy of holders of a majority of our common stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum.
Required Vote/Abstentions and Broker Non-Votes
Only stockholders of record at the close of business on April 25, 2019 have the right to vote at the Annual Meeting. The proposals at the Annual Meeting will require the following votes:

•
Directors will be elected by a plurality of all votes cast. You may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES” or “FOR ALL EXCEPT” for the director nominees. Withheld votes and broker non-votes will have no effect on Proposal No. 1.

•
Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm. Abstentions and broker non-votes will have the same effect as a vote against Proposal No. 2.

•
Approval, on an advisory basis, of the compensation of our named executive officers will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to approve, on an advisory basis, the compensation of our named executive officers. Abstentions will have the same effect as a vote against Proposal No. 3, and broker non-votes will have no effect on Proposal No. 3.
A “withheld vote,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the selection of our independent registered public accounting firm or the proposal regarding the approval, on an advisory basis, of the compensation of our named executive officers, represents a stockholder’s affirmative choice to decline to vote on a proposal. Generally, “broker non-votes” occur when shares held by a broker in street name for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of our independent registered public accounting firm, without instructions from the beneficial owner of those shares. We do not expect any broker non-votes in connection with the ratification of our independent registered public accounting firm.
Default Voting
A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not indicate any contrary voting instructions, your shares will be voted in accordance with the board's recommendations, which are as follows:

•	FOR the election of the two persons named in this proxy statement as the board's nominees for election as Class III directors;

•	FOR the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2019; and

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers.
If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy. The board knows of no matters, other than those previously stated herein, to be presented for consideration at the Annual Meeting.
How to Revoke
Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting. A stockholder who attends the Annual Meeting need not revoke the proxy and vote in person unless he or she wishes to do so. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment. If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.
Expenses of Solicitation
We will bear all costs incurred in the solicitation of proxies, including the preparation, printing and mailing of the Notice of Annual Meeting of Stockholders and proxy statement and the related materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone, email, facsimile or other means, without additional compensation.
Stockholder List
We will maintain at our corporate office in The Woodlands, Texas a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to examination by any stockholder during regular business hours for ten days prior to the Annual Meeting.
Householding/Delivery of Documents to Stockholders
The SEC rules permit registrants to adopt a procedure called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one set of proxy materials, unless one or more of these stockholders notifies the registrant that they wish to continue receiving individual sets. This procedure reduces printing costs and postage fees incurred by the registrant. We have not adopted this householding procedure with respect to our record holders; however, a number of brokerage firms have instituted householding which may impact certain beneficial owners of our common stock. If your family has multiple accounts by which you hold common stock, you may have received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the proxy materials, or wish to revoke your decision to household, and thereby receive multiple sets. Those options are available to you at any time.
Beginning on or about May 2, 2019, we will mail or email to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials over the internet and how to vote. If you received a notice and would prefer to receive paper copies of the proxy materials, you may notify us by telephone, email or mail at the telephone number, email address and mailing address, respectively, provided above.

Emerging Growth Company Status
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we will not be required to provide an auditor's attestation report on management's assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 or obtain stockholder approval of any golden parachute payments not previously approved. In addition, because we are an emerging growth company, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies.
We could be an emerging growth company for up to five years from November 4, 2016, the date of our initial public offering, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur at the end of the fiscal year during which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Under Section 107(b) of the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

PRINCIPAL STOCKHOLDERS
The following table sets forth, as of April 25, 2019, information with respect to the securities holdings of all persons that we, pursuant to filings with the SEC and our stock transfer records, have reason to believe may be deemed the beneficial owner of more than 5% of our common stock. The following table also sets forth, as of such date, the beneficial ownership of our common stock by all of our current officers and directors, both individually and as a group.
The beneficial owners and amount of securities beneficially owned have been determined in accordance with Rule 13d-3 under the Exchange Act, and, in accordance therewith, include all shares of our common stock that may be acquired by such beneficial owners within 60 days of April 25, 2019, upon the exercise or conversion of any options, warrants or other convertible securities. This table has been prepared based on 40,999,743 shares of common stock outstanding on April 25, 2019.

Beneficial Owner(1)	Number of shares		Percent of class
Clearlake Capital Partners II (Master), L.P.(2)	10,849,015		26.5%
Keystone Cranberry, LLC (3)	5,842,700		14.3%
Clearbridge Investments, LLC (4) 620 8th Avenue New York, NY 10018	2,570,618		6.3%
FMR, LLC (5) 245 Summer Street Boston, MA 02210	2,628,856		6.4%

Directors/Named Executive Officers
Charles E. Young	6,242,362	(6)	15.2%
Lee Beckelman	236,176	(7)	*
Robert Kiszka	618,047	(8)	1.5%
José E. Feliciano	10,849,015	(9)	26.5%
Colin Leonard	13,962	(10)	*
Timothy J. Pawlenty	46,934		*
Andrew Speaker	1,167,267		2.8%
Sharon Spurlin	38,293		*
Tracy Robinson	40,959		*
William John Young	166,540	(11)	*
James D. Young	77,041	(12)	*
Ronald P. Whelan	81,616	(13)	*
Susan Neumann	39,522	(14)	*
All officers and directors as a group (13 persons)	19,603,772	(15)	47.8%

*	Represents less than one percent.

(1)	Unless otherwise indicated, the address for all beneficial owners in this table is c/o Smart Sand, Inc., 1725 Hughes Landing Boulevard, Suite 800, The Woodlands, Texas 77380.

(2)
Includes 27,924 shares held of record by José E. Feliciano and Colin Leonard for the benefit of Clearlake Capital Partners II (Master), L.P., a Delaware limited partnership ("CCPII" or "Clearlake"), which shares remain subject to vesting. Other than the foregoing, the shares are held of record by CCPII. CCPII is managed by Clearlake Capital Management II, L.P., a Delaware limited partnership (“CCMII”). CCMII’s general partner is Clearlake Capital Group, L.P., whose general partner is CCG Operations, L.L.C., a Delaware limited liability company (“CCG Ops”). CCPII’s general partner is Clearlake Capital Partners II GP, L.P., a Delaware limited partnership (“CCPII GP”). CCPII GP’s general partner is Clearlake Capital Partners, LLC, a Delaware limited liability company (“CCP”). CCP’s managing member is CCG Ops. José E. Feliciano and Behdad Eghbali are managers of CCG Ops and may be deemed to share voting and investment power of the shares held of record by CCPII. The address of Messrs. Feliciano and Eghbali and the entities named in this footnote is c/o Clearlake Capital Group, 233 Wilshire Blvd., Suite 800, Santa Monica, California 90401.

(3)
Charles E. Young owns approximately 67% of the membership interests in Keystone Cranberry, LLC, a Pennsylvania limited liability company (“Keystone Cranberry”), is the sole managing member and has sole voting and investment power over the shares held by Keystone Cranberry.

(4)
Based on a Schedule 13G/A filed with the SEC on February 14, 2019, by Clearbridge Investments, LLC. As of December 31, 2018, Clearbridge Investments is the beneficial owner of 2,570,618 shares over which it has sole investment power. Clearbridge Investments has sole voting power with respect to 2,271,838 shares.

(5)
Based on a Schedule 13G/A filed with the SEC on February 13, 2019, by FMR, LLC. As of December 31, 2018, FMR is the beneficial owner of 2,628,856 shares over which it has sole investment power. FMR has sole voting power with respect to 56,362 shares. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR, LLC and may be deemed to beneficially own 2,628,856 shares.

(6)
Includes 180,436 shares of common stock that remain subject to vesting, of which 108,906 shares vest based upon the achievement of certain performance metrics. Other than 335,586 shares owned directly by Mr. Young, all shares are held of record by Keystone Cranberry. Mr. Young owns approximately 67% of the membership interests in Keystone Cranberry, is the sole managing member and has sole voting and investment power over the shares held by Keystone Cranberry. Also includes 36,850 shares of restricted stock issued under the 2012 Plan as the holders of such shares of restricted stock have executed a proxy in favor of Mr. Young.

(7)	Includes 102,914 shares of common stock that remain subject to vesting, of which 57,379 shares vest upon the achievement of certain performance metrics.

(8)
Includes 77,357 shares of common stock that remain subject to vesting, of which 43,718 shares vest upon the achievement of certain performance metrics.  Other than 149,273 shares held directly by Mr. Kiszka, all shares are held of record by BAMK Associates, LLC, a Pennsylvania limited liability company. Mr. Kiszka is the sole member and has sole voting and investment power over the shares held by BAMK Associates, LLC.

(9)
Includes 13,962 shares held of record by Mr. Feliciano for the benefit of CCPII, which shares remain subject to vesting. As further described in footnote (2) above, Mr. Feliciano may be deemed to share voting and investment power of the shares held of record by CCPII. The address of Mr. Feliciano is c/o Clearlake Capital Group, 233 Wilshire Blvd., Suite 800, Santa Monica, California 90401.

(10)
Consists of shares held of record by Mr. Leonard for the benefit of CCPII, which shares remain subject to vesting. The address of Mr. Leonard is c/o Clearlake Capital Group, 233 Wilshire Blvd., Suite 800, Santa Monica, California 90401.

(11)	Includes 96,683 shares of common stock that remain subject to vesting, of which 53,225 shares vest upon the achievement of certain performance metrics.

(12)	Includes 59,813 shares of common stock that remain subject to vesting, of which 27,322 shares vest upon the achievement of certain performance metrics.

(13)	Includes 49,244 shares of common stock that remain subject to vesting, of which 26,563 shares vest upon the achievement of certain performance metrics.

(14)	Includes 18,528 shares of common stock that remain subject to vesting, of which 3,552 shares vest upon the achievement of certain performance metrics.

(15)	Does not include 13,962 shares beneficially owned by Mr. Leonard as such shares are also beneficially owned by Mr. Feliciano and including them would be duplicative.
____________________

PROPOSAL 1: ELECTION OF DIRECTORS
Our board of directors is presently comprised of seven members, who are divided into three classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term. Class I directors consist of Sharon Spurlin and Timothy J. Pawlenty; Class II directors consist of Colin M. Leonard and Andrew Speaker; and Class III directors consist of José E. Feliciano, Charles E. Young and Tracy Robinson. On March 20, 2019, Tracy Robinson notified the board of directors that she does not intend to stand for re-election and intends to resign from the board of directors effective as of June 15, 2019. Ms. Robinson's resignation is not due to any disagreement with our operations, policies or procedures. The board has resolved to reduce the number of members of the board of directors to six after Ms. Robinson's resignation, and the Class III directors after such resignation shall be Messrs. Feliciano and Young.
Class III directors standing for re-election at the Annual Meeting are José E. Feliciano and Charles E. Young. Class I and Class II directors will stand for election at the 2020 and 2021 annual meetings of stockholders, respectively.
Pursuant to the stockholders’ agreement by and among Keystone Cranberry, which is substantially owned by Charles E. Young, our Chief Executive Officer, and Clearlake, as described in more detail under the section entitled “ Certain Relationships and Transactions with Related Persons ”, we must include certain director nominees for election designated by Clearlake and Keystone Cranberry. In the event any board member nominated by such stockholder party resigns or is unable to serve, the stockholder party that nominated such board member will be entitled to nominate a replacement director.
Clearlake nominated José E. Feliciano as a director nominee. Keystone Cranberry nominated Charles E. Young as a director nominee. Our nominating and corporate governance committee recommended Messrs. Feliciano and Young as director nominees to our board of directors. Each of the nominees for election to Class III is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve for three years and until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.
The nominees have consented to being nominated and have expressed their intention to serve if elected. We believe that the nominees possess the professional and personal qualifications necessary for board service, and have highlighted particularly noteworthy attributes for the nominee in their biographies below. We have no reason to believe that the nominees will be unable to serve if elected to office and, to our knowledge, the nominees intend to serve the entire term for which election is sought. In the event any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the board of directors or the board of directors may elect to reduce its size. Only the nominees or substitute nominees designated by the board will be eligible to stand for election as directors at the meeting.

The names of the nominees for election as Class III directors at the Annual Meeting and of the incumbent Class I and Class II directors, and certain information about them, including their ages as of April 25, 2018, are included below.

Nominees	Class	Age	Position	Year Appointed	Term Expiration	Expiration of Term for Which Nominated
Charles E. Young	III	51	Chief Executive Officer and Director	2011	2019	2022
José E. Feliciano (1)	III	45	Co-Chairman of the Board	2011	2019	2022
Continuing Directors
Timothy J. Pawlenty (2)	I	58	Director	2012	2020
Sharon S. Spurlin (3)	I	54	Director	2015	2020
Colin M. Leonard (4)	II	37	Director	2011	2018
Andrew Speaker	II	56	Co-Chairman of the Board	2011	2018
Not Standing for Re-Election
Tracy Robinson (5)	III	55	Director	2015	2019

(1)	Chairperson of the compensation committee

(2)	Member of audit committee and compensation committee

(3)	Chairperson of audit committee

(4)	Chairperson of nominating and corporate governance committee

(5)	Member of audit committee, compensation committee and nominating and corporate governance committee

____________________
Nominees for Election as Class III Directors
José E. Feliciano was appointed Co-Chairman of the board of directors in June 2014 and previously served as the sole Chairman of the board of directors from September 2011 to June 2014. Mr. Feliciano is a Managing Partner and Co-Founder of Clearlake which he co-founded in 2006. Mr. Feliciano is responsible for the day-to-day management of Clearlake and is primarily focused on investments in the industrials, energy and consumer sectors. Mr. Feliciano previously served as a member of the board of directors of ConvergeOne Holdings, Inc., which was a NASDAQ listed company until a merger in early 2019. Mr. Feliciano also currently serves, or has served, on the boards of many private companies, including Amquip Crane Rental, Ashley Stewart, EagleView, Flo Works International, Gravity Oilfield Services, Jacuzzi Brands, Janus International, Lytx, Knight Energy Services, Proven Brands, Sage Automotive, Team Technologies, Unifrax, and Wheel Pros. Mr. Feliciano graduated with High Honors from Princeton University, where he received a Bachelor of Science in Mechanical & Aerospace Engineering. He received his Masters of Business Administration from the Graduate School of Business at Stanford University. We believe Mr. Feliciano’s experience as a current and former director of various companies and his financial expertise makes him well qualified to serve on our board of directors.
Charles E. Young was named Chief Executive Officer in July 2014. Mr. Young has also served as a member of the board of directors since September 2011. Mr. Young founded Smart Sand, LLC (our predecessor) and served as its President from November 2009 to August 2011. Mr. Young served as our President and Secretary from September 2011 to July 2014. Mr. Young has over 20 years of executive and entrepreneurial experience in the high-technology, telecommunications and renewable energy industries. He previously served as the President and Founder of Premier Building Systems, a construction, solar, geothermal and energy audit company in Pennsylvania and New Jersey from 2006 to 2011. Mr. Young serves as a director for Gravity Oilfield Services, Inc., a privately-held company. Mr. Young received a Bachelor of Arts in Political Science from Miami University. Mr. Young is the brother of William John Young, our Chief Operating Officer, and James D. Young, our Executive Vice President, General Counsel and Secretary. We believe that Mr. Young’s industry experience and deep knowledge of our business make him well suited to serve as our Chief Executive Officer and on our board of directors.
This proposal requires the affirmative approval of a plurality of the shares entitled to vote on this proposal and present in person or by proxy at the Annual Meeting. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
The board of directors recommends a vote FOR each of the Class III director nominees.

Continuing Directors
Andrew Speaker was appointed as a member of the board of directors in September 2011 and was appointed Co-Chairman of the board of directors in June 2014. Mr. Speaker served as our Chief Executive Officer from April 2011 to June 2014. Since June 2014, Mr. Speaker has continued to be employed by us as a Senior Advisor on Special Projects. Prior to joining Smart Sand, Mr. Speaker was the President and Chief Executive Officer of Mercer Insurance Group, Inc. and its subsidiaries from 2000 to 2011. At Mercer, Mr. Speaker held various offices including Chief Financial Officer and Chief Operating Officer. Since June 2015, Mr. Speaker has also served as a director of a privately-held company. Mr. Speaker received a Bachelor of Science in Accounting from LaSalle University. We believe that Mr. Speaker’s industry experience and deep knowledge of our business make him well qualified to serve on our board of directors.
Colin M. Leonard was appointed as a member of the board of directors in September 2011. Mr. Leonard is a Partner of Clearlake. Prior to joining Clearlake in 2007, Mr. Leonard was an investment professional at HBK Investments L.P. where he focused on investments in the industrials and transportation/logistics sectors. Mr. Leonard currently serves, or has served, on the boards of several private companies, including Gravity Oilfield Services, Jacuzzi Brands, Janus International, Knight Oil Tools, Unifrax, Wheel Pros and Sage Automotive. Mr. Leonard graduated cum laude with a Bachelor of Science in Economics and a minor in Mathematics from the University of Pennsylvania’s Wharton School of Business. We believe Mr. Leonard’s experience as a current and former director of various companies and his financial expertise makes him well qualified to serve on our board of directors.
Sharon Spurlin was appointed as a member of our board of directors in February 2015. Ms. Spurlin is a finance executive with more than 25 years of experience leading various finance functions. Ms. Spurlin currently is the Vice President and Treasurer of Plains All American Pipeline, L.P. (“PAA”) and is responsible for financial planning activities, customer credit functions, insurance risk management, foreign exchange and interest rate management activities and coordination of banking transactions and lending arrangements. Prior to joining PAA in October 2014, Ms. Spurlin was Senior Vice President and Chief Financial Officer of PetroLogistics LP (“PetroLogistics”) from 2012 to 2014 where she held a lead role in PetroLogistics’ initial public offering as a master limited partnership. In addition, Ms. Spurlin held various positions with other privately-owned PetroLogistics entities from 2009 to 2014. Ms. Spurlin was also elected to the board of AdvanSix Inc. in October 2016 in connection with its spin-off from Honeywell International Inc. We believe that Ms. Spurlin’s industry experience and deep knowledge of our business make her well qualified to serve on our board of directors.
Timothy J. Pawlenty was appointed as a member of the board of directors in June 2012. Since February 2019, he has been a member of the Executive Advisory Council for New Mountain Capital, L.L.C., a private equity firm. From November 2012 to March 2018, Mr. Pawlenty served as President and Chief Executive Officer of Financial Services Roundtable, a leading advocacy organization for America’s financial services industry. Mr. Pawlenty’s previous experience includes serving as Governor of the State of Minnesota for two terms from 2003 to 2011. During his tenure as Governor, Mr. Pawlenty was responsible for overseeing a $60 billion biennial budget and 30,000 employees and worked closely with state agencies including those dealing with natural resource and transportation issues. Mr. Pawlenty previously served as a director of Digital River, Inc., a company that provides global e-commerce solutions. Mr. Pawlenty served as a member of Digital River’s Audit Committee, Compensation Committee and Nominating and Governance Committee. Mr. Pawlenty also previously served as a Director of ConvergeOne Holdings, Inc., a company that provides IT services. Mr. Pawlenty served as a member of ConvergeOne’s Audit Committee and Governance Committee. Mr. Pawlenty has also served as a director of several privately-held companies. Mr. Pawlenty received a degree in Political Science from University of Minnesota. He also received his law degree from the University of Minnesota. We believe Mr. Pawlenty’s knowledge of our business as well as his legal, regulatory and enterprise oversight experience make him well qualified to serve on our board of directors.
Director Not Standing for Re-Election
Tracy Robinson does not intend to stand for re-election and intends to resign from the board of directors as of June 15, 2019. Ms. Robinson was appointed as a member of our board of directors in February 2015. Ms. Robinson holds the position of Executive Vice President, President Canadian Natural Gas Pipelines for TransCanada, a leader in the responsible development and reliable operation of North American energy infrastructure, including natural gas and liquids pipelines, power generation and storage facilities. In her role, Ms. Robinson has overall accountability for the company’s natural gas pipeline business in Canada. Prior to this, Ms. Robinson served as Senior Vice President and General Manager, Vice President, Transportation, and Vice President, Supply Chain, for TransCanada. Prior to joining TransCanada in 2014, Ms. Robinson served as Vice President, Marketing and Sales for Canadian Pacific Railway. Over her 27-year career with Canadian Pacific, Ms. Robinson advanced through positions across the commercial, operations and finance areas, most recently including Vice President, Marketing and Sales, Vice President, Treasurer and General Manager, Operations. Ms. Robinson received her Master of Business Administration from the University of Pennsylvania’s Wharton School of Business and her Bachelor of Commerce Degree from the University of Saskatchewan. She also serves on the Dean’s Advisory Council of the Edwards School of Business at the University of Saskatchewan. Ms. Robinson also serves on various pipeline and energy industry boards.

Non-Director Executive Officers
The following sets forth information regarding our non-director executive officers as of April 25, 2019:

Name	Age	Position
Lee E. Beckelman	53	Chief Financial Officer
William John Young	45	Chief Operating Officer
Robert Kiszka	51	Executive Vice President of Operations
Ronald P. Whelan	42	Executive Vice President of Sales
James D. Young	39	Executive Vice President, General Counsel and Secretary
Susan Neumann	40	Vice President of Accounting and Controller
Lee E. Beckelman was named Chief Financial Officer in August 2014. From December 2009 to February 2014, Mr. Beckelman served as Executive Vice President and Chief Financial Officer of Hilcorp Energy Company, an exploration and production company. From February 2008 to October 2009, he served as the Executive Vice President and Chief Financial Officer of Price Gregory Services, Incorporated, a crude oil and natural gas pipeline construction firm until its sale to Quanta Services. Prior thereto, Mr. Beckelman served in various roles from 2002 to 2007 at Hanover Compressor Company, an international oilfield service company, until its merger with Universal Compression to form Exterran Holdings. Mr. Beckelman received his BBA in Finance with High Honors from the University of Texas at Austin.
William John Young was named Chief Operating Officer in April 2018. Prior to that time, he served as Executive Vice President of Sales and Logistics from October 2016 to April 2018. Mr. Young served as Vice President of Sales and Logistics from May 2014 to September 2016, and as Director of Sales from November 2011 to April 2014. Prior to joining us, Mr. Young was a Director of Sales for Comcast Corporation from 2002 to 2011. Mr. Young brings over 20 years of experience in the mining, commercial telecommunications and broadband industries. Mr. Young received a Bachelor of Science in Biology from Dalhousie University. Mr. Young is the brother of Charles E. Young, our Chief Executive Officer and member of our board of directors, and James D. Young, our Executive Vice President, General Counsel and Secretary.
Robert Kiszka was named Executive Vice President of Operations in May 2014. Previously, Mr. Kiszka served as the Vice President of Operations from September 2011 to May 2014. Mr. Kiszka has over 20 years of construction, real estate, renewable energy and mining experience. Mr. Kiszka has been the owner of A-1 Bracket Group Inc. since 2005 and was a member of Premier Building Systems LLC from 2010 to 2011. Mr. Kiszka attended Pedagogical University in Krakow, Poland and Rutgers University.
Ronald P. Whelan was named Executive Vice President of Sales in June 2018. Prior to that time, he served as Executive Vice President of Business Development from April 2017 to June 2018, Vice President of Business Development from September 2016 to March 2017 and as Director of Business Development from April 2014 to August 2016. Prior to being named Director of Business Development, Mr. Whelan was the Operations Manager responsible for the design, development and production of the Oakdale facility from November 2011 to April 2014. Before joining Smart Sand, Mr. Whelan ran his own software design company from 2004 to 2011 and was a member of Premier Building Systems LLC from 2008 to 2009. Mr. Whelan has over 17 years of entrepreneurial experience in mining, technology and renewable energy industries. Mr. Whelan received a B.A. in Marketing from Bloomsburg University and M.S. in Instructional Technology from Bloomsburg University.
James D. Young was named Executive Vice President, General Counsel and Secretary in June 2017.  Prior to joining us, Mr. Young was a partner of the law firm Fox Rothschild LLP, where he worked for thirteen years and served as our outside general counsel.  Mr. Young received a J.D. from Rutgers University School of Law and a B.A. in History and Political Science from the University of Toronto.  Mr. Young is the brother of Charles E. Young, our Chief Executive Officer and member of our board of directors, and William John Young, our Chief Operating Officer.
Susan Neumann was named Vice President of Accounting and Controller in October 2016. Previously, Ms. Neumann was named Controller and Secretary in April 2013 and July 2014, respectively. Prior to joining us in April 2013, Ms. Neumann was an assurance senior manager at BDO USA, LLP (“BDO”). At BDO, she served in various roles in the assurance group from September 2000 to March 2013. Ms. Neumann received an MBA with a Global Perspective from Arcadia University and a B.A. in Accounting from Beaver College (currently Arcadia University).

CORPORATE GOVERNANCE
Director Independence
As required under the NASDAQ Marketplace Rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our board considered certain relationships between our directors and us when determining each director’s status as an “independent director” under Rule 5605(a)(2) of the NASDAQ Marketplace Rules. Based upon such definition and SEC regulations, we have determined that Timothy J. Pawlenty, Sharon Spurlin, Tracy Robinson, José E. Feliciano and Colin M. Leonard are “independent” under NASDAQ standards.
There are no family relationships between any of the executive officers and directors, except that Charles E. Young, our Chief Executive Officer, is the brother of William John Young, our Chief Operating Officer, and James D. Young, our Executive Vice President, General Counsel and Secretary.
Board Leadership Structure and Role in Risk Oversight
Our Chief Executive Officer does not serve as the Chairman of our board of directors. Our board of directors believes that at least one outside director should serve in the role of Co-Chairman to help ensure that the non-employee directors take an active leadership role on our board of directors, which we believe is beneficial to us.
Our corporate governance guidelines provide that the board of directors is responsible for reviewing the process for assessing the major risks facing us and the options for their mitigation. This responsibility is largely satisfied by our audit committee, which is responsible for reviewing and discussing with management and our independent registered public accounting firm our major risk exposures and the policies management has implemented to monitor such exposures, including our financial risk exposures and risk management policies.
Committees of the Board of Directors
Audit Committee
Our audit committee is comprised of Sharon Spurlin (Chair), Timothy J. Pawlenty and Tracy Robinson, all of whom meet the independence standards for purposes of serving on an audit committee established by NASDAQ and under the Exchange Act. The board of directors has appointed Colin M. Leonard to serve on the audit committee commencing on June 15, 2019, the effective date of Ms. Robinson's resignation. Our audit committee assists the board of directors in its oversight of the integrity of our financial statements and our compliance with legal and regulatory requirements and corporate policies and controls. Our audit committee has the sole authority to retain and terminate our independent registered public accounting firm, approve all auditing services and related fees and the terms thereof, and pre-approve any non-audit services to be rendered by our independent registered public accounting firm. Our audit committee also is responsible for confirming the independence and objectivity of our independent registered public accounting firm. Our independent registered public accounting firm has unrestricted access to our audit committee. Our board of directors has affirmatively determined that Sharon Spurlin qualifies as our "audit committee financial expert," as such term is defined in Item 407 of Regulation S-K.
Our audit committee operates under a written charter that is reviewed annually. The charter is available on our website at www.smartsand.com. The audit committee held seven meetings during the year ended December 31, 2018.
Compensation Committee
Our compensation committee is comprised of José E. Feliciano (Chair), Timothy J. Pawlenty and Tracy Robinson, all of whom meet the independence standards established by NASDAQ and under the Exchange Act. The board of directors has appointed Sharon Spurlin to serve on the compensation committee commencing on June 15, 2019, the effective date of Ms. Robinson's resignation. The compensation committee’s duties include overseeing our overall compensation philosophy, policies and programs, and assessing whether our compensation philosophy establishes appropriate incentives for management and employees. This includes reviewing and analyzing the design and function of our various compensation components. This committee establishes salaries, incentives and other forms of compensation for officers and directors. As part of this, the committee reviews and approves corporate goals and objectives relevant to such compensation, and evaluates the performance of each individual based on its evaluation of such individual’s performance in light of such goals and objectives. The compensation committee also administers our equity incentive plan and employee stock purchase plan. In fulfilling its responsibilities, the compensation committee has the authority to delegate any or all of its responsibilities to a subcommittee of the compensation committee.
Since January 2017, the compensation committee has used Pearl Meyer & Partners LLC (“Pearl Meyer”), a compensation consulting company, to assist with certain compensation-related matters. Pearl Meyer reviewed our compensation program for our board of directors and executive officers and advised us with respect to such programs for 2018. Pearl Meyer also reviewed our equity compensation program and provided guidance regarding equity compensation trends and practices.
The compensation committee assessed the independence of Pearl Meyer after considering the following factors, as well as other factors that it deemed relevant: (i) other services provided to the Company by Pearl Meyer; (ii) the amount of fees paid by the Company to Pearl

Meyer; (iii) the policies or procedures maintained by Pearl Meyer that are designed to prevent conflicts of interest; (iv) any business or personal relationships between the individual employees of Pearl Meyer involved in the engagement and a member of the compensation committee; (v) any common stock of the Company owned by Pearl Meyer employees involved in the engagement; and (vi) any business or personal relationships between our executive officers and Pearl Meyer or the employees of Pearl Meyer involved in the engagement. After such assessment, the compensation committee determined that Pearl Meyer is independent and Pearl Meyer's engagement does not raise any conflicts of interest.
Our compensation committee operates under a written charter that is reviewed annually. The charter is available on our website at www.smartsand.com. The compensation committee held one meeting during the year ended December 31, 2018.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is comprised of Colin M. Leonard (Chair) and Tracy Robinson, each of whom meet the independence standards established by NASDAQ and under the Exchange Act. The board of directors has appointed Timothy J. Pawlenty to serve on the nominating and corporate governance committee commencing on June 15, 2019, the effective date of Ms. Robinson's resignation. The nominating and corporate governance committee is responsible for making recommendations to the board of directors regarding candidates for directorships and the size and composition of the board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the board concerning corporate governance matters.
Our nominating and corporate governance committee operates under a written charter that is reviewed annually. The charter is available on our website at www.smartsand.com. The nominating and corporate governance committee held one meeting during the year ended December 31, 2018.
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and corporate governance committee may consider, among other things, the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nominating and corporate governance committee may consider include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, leadership skills, potential conflicts of interest, and other commitments. Director candidates must have sufficient time available in the judgment of our nominating and corporate governance committee to perform all board of director and committee responsibilities. Notwithstanding the foregoing, we are legally required pursuant to a stockholders agreement discussed under “Certain Relationships and Transactions with Related Persons” to provide Clearlake and Keystone Cranberry with the ability to nominate directors, the selection and nomination of which is not subject to the nominating and corporate governance committee’s review and recommendation process.
Although our board of directors does not maintain a specific policy with respect to board diversity, we believe that our board of directors should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences in reviewing candidates for nomination to the board of directors. In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints. Our nominating and corporate governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.
Stockholder Recommendations for Nominations to the Board of Directors
Our nominating and corporate governance committee will consider director candidates recommended by stockholders so long as such recommendations comply with our second amended and restated certificate of incorporation, our second amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our second amended and restated bylaws, our policies and procedures for director candidates, and the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our board of directors. Subject to the stockholders' agreement discussed under “Certain Relationships and Transactions with Related Persons,” our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.
Director Attendance
During 2018, the board of directors held seven meetings. Each of our directors attended at least 75% of all meetings of the board of directors and any committees on which such director was a member.
Pursuant to our director attendance policy, directors are required to attend the annual meetings of stockholders, absent exigent circumstances that make them unable to attend. All of our directors, other than Messrs. Feliciano and Leonard, attended our annual meeting of stockholders in 2018.
Code of Conduct
We have adopted a Code of Conduct that applies to all directors, officers and employees of the Company including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Our Code of Conduct is designed to deter wrongdoing and promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations of the Code of Conduct to an appropriate person or persons identified in the Code of Conduct; (v) accountability for adherence to the Code of Conduct; (vi) consistent enforcement of the Code of Conduct, including clear and objective standards for compliance; and (vii) protection for persons reporting any such questionable behavior. Our Code of Conduct is available on our website at www.smartsand.com, and may be obtained without charge upon written request directed to Attn: Human Resources, Smart Sand, Inc., 1725 Hughes Landing Boulevard, Suite 800, The Woodlands, Texas 77380.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS
Registration Rights Agreement
In connection with the closing of our initial public offering, we entered into a registration rights agreement with Clearlake, Keystone Cranberry (the entity through which our Chief Executive Officer beneficially owns substantially all of his shares of our common stock), Andrew Speaker, Speaker Children 2012 Irrevocable Trusts, Frank Porcelli, BAMK Associates, LLC (the entity through which our Executive Vice President of Operations beneficially owns substantially all of his shares of our common stock), and Blaine Trust U/A/D January 26, 2001 (collectively, the “Registration Rights Holders”). Pursuant to the registration rights agreement, we may be required to register under the Securities Act of 1933, as amended (the “Securities Act”) the shares of common stock owned by the Registration Rights Holders (the “Registrable Securities”) upon their request in certain circumstances.
Demand Registration Rights. Clearlake and Keystone Cranberry (collectively, the “Principal Stockholders” and each a “Principal Stockholder”), who beneficially own 26.5% and 14.3% of our outstanding common stock, respectively, each have the right to require us to register their Registrable Securities. We are obligated to effect two demand registrations on a long-form registration statement in any twelve-month period and an unlimited number of demand registrations on a short-form registration statement, including “shelf registrations”; provided that we are not be obligated to file more than one registration statement in response to a demand registration within 90 days after the effective date of any registration statement filed by us in response to a demand registration. Upon written request of any of our Principal Stockholders, we will retain underwriters and facilitate an underwritten offering to dispose of Registrable Securities having a market price of at least $20.0 million held individually by a Principal Stockholder, or collectively by the Principal Stockholders.
Piggy-back Registration Rights. If, at any time, we propose to register an offering of our securities (subject to certain exceptions) for our own account or for the account of any stockholder other than the Registration Rights Holders, then we must give notice to the Registration Rights Holders holding at least $0.1 million in shares of our common stock to allow them to include a specified number of Registrable Securities in that registration statement.
Conditions and Limitations; Expenses. The registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of Registrable Securities to be included in a registration and our right to delay or withdraw a registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the registration rights agreement, regardless of whether a registration statement is filed or becomes effective. The obligations to register Registrable Securities under the registration rights agreement will terminate when no Registrable Securities remain outstanding. Registrable Securities will cease to be covered by the registration rights agreement when they have (i) been sold pursuant to an effective registration statement under the Securities Act, (ii) been sold in a transaction exempt from registration under the Securities Act (including transactions pursuant to Rule 144), (iii) are held by the Company or one of its subsidiaries; (iv) been sold in a private transaction in which the transferor’s rights under the registration rights agreement are not assigned to the transferee of such securities; or (v) been sold in a private transaction in which the transferor’s rights under the registration rights agreement are assigned to the transferee and such transferee is not an affiliate of the Company, two years following the transfer to such transferee.
Stockholders’ Agreement
In connection with our initial public offering, we entered into a stockholders’ agreement with the Principal Stockholders that provides each Principal Stockholder certain rights to designate nominees for election to our board of directors. The stockholders agreement provides that, for so long as a Principal Stockholder beneficially owns at least 30% of our common stock then outstanding, it shall be entitled to designate three directors; for so long as a Principal Stockholder beneficially owns at least 20% of our common stock then outstanding, it shall be entitled to designate two directors; and for so long as a Principal Stockholder beneficially owns at least 10% of our common stock then outstanding, it shall be entitled to designate one director.
A Principal Stockholder shall be entitled to designate the replacement for any of their board designees whose board service terminates prior to the end of the director’s term regardless of their beneficial ownership at such time. Each Principal Stockholder shall also have the right, but not the obligation, to designate at least one of their nominees as a member to each of the committees of our board of directors for so long as they are allowed to designate at least one director, subject to compliance with applicable law and stock exchange rules.
For so long as a Principal Stockholder holds at least 20% of our outstanding common stock, we, and our subsidiaries, shall not effect any transaction or series of related transactions involving a change of control of the Company (or enter into an agreement to take such action) without the approval of such Principal Stockholder.
Additionally, for so long as any Principal Stockholder has one of its designees serving on our board of directors, we, and our subsidiaries, shall not take the following actions (or enter into an agreement to take such actions) without the approval of such Principal Stockholder:

•	any increase or decrease in the size or composition of the board of directors, any committees of the board of directors, or any board or board committee of any subsidiary of the Company; or

•	any action that otherwise could reasonably be expected to adversely affect such Principal Stockholder’s board of directors and committee designation rights.
The rights and obligations of each Principal Stockholder under the stockholders agreement are several and not joint, and no Principal Stockholder is responsible in any way for the performance of the rights and obligations of any other Principal Stockholder under the stockholders agreement.
Indemnification Agreements
Our second amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law. In addition, we have entered into separate indemnification agreements with our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our second amended and restated bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for the reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our second amended and restated bylaws.
Employment of Certain Family Members
We currently employ: (i) William John Young as our Chief Operating Officer; (ii) James D. Young as our Executive Vice President, General Counsel and Secretary; and (iii) Thomas Young as our General Manager of Health, Safety and Environmental Quality. William John Young, James D. Young and Thomas Young are brothers of Charles E. Young, a member of our board of directors and our Chief Executive Officer. In connection with their employment during 2018, we paid to William John Young, James D. Young and Thomas Young total cash compensation (including 401(k) matches and, in the case of William John Young, an automobile allowance) of approximately $990,107, $738,924 and $241,636, respectively, including equity compensation having a grant date fair value of approximately $575,402, $300,040 and $53,100, respectively.
Procedures for Review, Approval and Ratification of Related Person Transactions
Our board of directors has adopted a written policy on transactions with related persons that provides that the board of directors or its authorized committee will review on at least a quarterly basis all transactions with related persons that are required to be disclosed under SEC rules and, when appropriate, initially authorize or ratify all such transactions. In the event that the board of directors or its authorized committee considers ratification of a transaction with a related person and determines not to so ratify, the written policy on transactions with related persons provides that our management will make all reasonable efforts to cancel or annul the transaction.

The written policy on transactions with related persons provides that, in determining whether or not to recommend the initial approval or ratification of a transaction with a related person, the board of directors or its authorized committee should consider all of the relevant facts and circumstances available, including (if applicable) but not limited to whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction and whether entering into the transaction would be consistent with the written policy on transactions with related persons.
The written policy on transactions with related persons described above was adopted in connection with the completion of our initial public offering and, therefore, the transactions described above were not reviewed under such policy.

EXECUTIVE COMPENSATION
This executive compensation disclosure provides an overview of the executive compensation program for the named executive officers identified below. For the year ended December 31, 2018, our named executive officers (“NEOs”), were:

•	Charles E. Young, Chief Executive Officer;

•	Lee E. Beckelman, Chief Financial Officer; and

•	William John Young, Chief Operating Officer.
Summary Compensation Table
The following table sets forth certain information with respect to the compensation paid to our NEOs for the years ended December 31, 2018 and 2017.

Name and principal position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)	All other Compensation ($)		Total ($)
Charles E. Young	2018	$512,308	$140,884	(3)	$959,016	$55,974	(4)	$1,668,182
Chief Executive Officer	2017	$500,000	$250,000		$1,296,764	$71,368	(5)	$2,118,132

Lee E. Beckelman	2018	$388,269	$106,804	(6)	$575,402	$19,802	(7)	$1,090,277
Chief Financial Officer	2017	$354,808	$195,144		$665,710	$25,519	(7)	$1,241,181

William John Young(8)	2018	$310,154	$85,293	(9)	$575,402	$19,258	(10)	$990,107
Chief Operating Officer

(1)	Amounts shown represent awards paid under our annual bonus plan for 2018 as determined by the compensation committee.

(2)	Represents the grant date fair value of restricted stock awards granted in 2018 computed in accordance with FASB ASC 718.

(3)	Amount shown does not include $140,885 awarded by the compensation committee and to be paid in 2019, which amounts are subject to forfeiture in management's discretion.

(4)
Amount shown represents costs associated with providing Mr. Young use of a Company-owned automobile ($6,817), country club membership dues ($28,282), employer contributions made under our 401(k) Plan ($20,375) and an employee referral award ($500).

(5)
Amount shown represents costs associated with providing Mr. Young use of a Company-owned automobile ($6,832), country club membership dues ($28,668), and employer contributions made under our 401(k) Plan ($35,868).

(6)	Amount shown does not include $106,744 awarded by the compensation committee and to be paid in 2019, which amounts are subject to forfeiture in management's discretion.

(7)	Amounts shown represents Mr. Beckelman’s employer contributions made under our 401(k) Plan.

(8)	Mr. Young was not a named executive officer during the year ended December 31, 2017 and therefore his compensation for 2017 has been omitted.

(9)	Amount shown does not include $85,292 awarded by the compensation committee and paid in 2019, which amounts were subject to forfeiture in management's discretion.

(10)	Amounts shown represents costs associated with providing Mr. Young use of a Company-owned automobile ($3,439) and employer contributions made under our 401(k) Plan ($15,819).
____________________
Narrative Disclosure to Summary Compensation Table
We provide compensation to our executives, including our NEOs, in the form of base salaries, annual cash incentive awards, long-term incentive compensation and participation in various employee benefit plans and arrangements, including participation in a qualified 401(k) retirement plan and health and welfare benefits on the same basis as offered to other full-time employees.

Base Salaries
We pay our NEOs a base salary to compensate them for the satisfactory performance of services rendered to the Company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience and responsibilities and has historically been set at levels deemed necessary to attract and retain individuals with superior talent.
Our NEOs’ base salaries for 2018 were $512,308 for Charles Young, $388,269 for Lee Beckelman, and $310,154 for William John Young. Our NEOs’ base salaries for 2017 were $500,000 for Charles Young and $354,808 for Lee Beckelman. William John Young was not a named executive officer during the year ended December 31, 2017 and therefore his compensation for 2017 is not included in this proxy statement.
Performance Bonuses
We offer our NEOs the opportunity to earn annual cash incentive awards to compensate them for attaining short-term Company or individual performance goals. Each NEO has an annual target bonus that is expressed as a percentage of his annual base salary. The target bonus percentages for our NEOs for 2018 and 2017 were 50% (and up to a maximum of 100%) of base salary.
Our annual cash incentive awards are intended to be performance-based and were determined based upon performance criteria that included cash production costs, sales volumes and Adjusted EBITDA. The Company did not achieve the performance-based criteria set for the 2018 bonuses or the 2017 bonuses. However, the compensation committee reviewed the overall performance of the Company near the end of each year based upon other objective measures. The committee determined in 2018 that Messrs. Young, Beckelman and Young were entitled to receive a cash bonus equal to 55% of their 2018 base salary, subject to certain downward adjustments. The committee determined in 2017 that Messrs. Young and Beckelman were entitled to receive a cash bonus equal to 50% and 55%, respectively, of their 2017 base salary. Going forward, the compensation committee expects to determine annual cash incentive awards based upon a combination of predetermined financial performance targets and a subjective assessment of individual and Company performance.
Equity Compensation
In connection with our initial public offering, we adopted a 2016 Omnibus Incentive Plan, or the 2016 Plan, to facilitate the grant of cash and equity incentives to our directors, employees (including our NEOs) and consultants and to enable us to obtain and retain the services of these individuals, which we believe is essential to our long-term success. Following the effective date of our 2016 Plan, we no longer make grants under our 2012 Plan. However, the 2012 Plan continues to govern the terms and conditions of the outstanding awards granted under it.
In April 2018, we granted 136,612, 81,966 and 81,966 shares of restricted stock under the 2016 Plan to Messrs. Young, Beckelman and Young, respectively, as the long-term incentive component of their compensation. These restricted stock awards consist of: (i) 50% service-based vesting in equal annual installments over four years, subject to continued employment through each applicable vesting date and possible accelerated vesting upon a change in control of us; and (ii) 50% performance-based vesting upon the achievement of certain performance conditions. One-half of the performance-based shares vest on January 1, 2021 based upon our total stockholder return over the three-year period commencing on January 1, 2018, relative to the total stockholder return of the companies in our peer group. The other half of the performance-based shares vest on January 1, 2021 based upon the achievement of certain pre-established goals related to our average return on average invested capital over the three-year period commencing on January 1, 2018. The number of performance-based shares are subject to adjustment to between 0% and 150% based upon our performance during such three-year performance period.
In March 2017, we granted 81,200 and 32,792 shares of restricted stock under the 2016 Plan to Messrs. Young and Beckelman, respectively, as the long-term incentive component of their compensation. These restricted stock awards consist of: (i) 50% service-based vesting in equal annual installments over four years, subject to continued employment through each applicable vesting date and possible accelerated vesting upon a change in control of us; and (ii) 50% performance-based vesting upon the achievement of certain performance conditions. One-half of the performance-based shares vest on January 1, 2020 based upon our total stockholder return over the three-year period commencing on January 1, 2017, relative to the total stockholder return of the companies in our peer group. The other half of the performance-based shares vest on January 1, 2020 based upon the achievement of certain pre-established goals related to our average return on average invested capital over the three-year period commencing on January 1, 2017. The number of performance-based shares are subject to adjustment to between 0% and 150% based upon our performance during such three-year performance period.
In addition, in March 2017, we granted to Mr. Beckelman an additional award of 14,054 restricted shares under the 2016 Plan, to be earned on the date as of which our stock price reached certain levels for 20 of 30 consecutive trading days within the 18-month period following the date of grant. On such date 1/3 of the shares would vest, and then 1/3 of the shares would vest on the first and second anniversary of such date. The performance metrics of this award were not satisfied and the award was forfeited in September 2018.
Retirement, Health, Welfare and Additional Benefits
Our NEOs are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, long-term care benefits, and short- and long-term disability and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. We sponsor a 401(k) defined contribution plan in which our NEOs may participate, subject to limits imposed by the U.S. Internal Revenue Code of 1986, as amended, to the same extent as our other full-time employees. Currently, we match 100% of contributions made by participants in the 401(k) plan, up to 3% of eligible compensation, and 50% of contributions made between 3% and 5% of eligible compensation. Matching contributions are fully vested when made. Our NEOs are also entitled to certain perquisites, including country club membership dues and use of Company-owned automobiles, as applicable, as set forth in the Summary Compensation Table above.
Outstanding Equity Awards at December 31, 2018
The following table sets forth the outstanding equity awards held by our NEOs as of December 31, 2018.

Name	Number of shares that have not vested (#)		Market value of shares that have not vested ($)(4)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(4)
Charles E. Young	98,756	(1)	$219,238	108,906	(5)	$241,771
Lee E. Beckelman	59,880	(2)	$132,934	57,379	(6)	$127,381
William John Young	72,164	(3)	$160,204	53,225	(7)	$118,160

(1)
Consists of: (i) 30,450 restricted shares that vest in equal annual installments on each of March 30, 2019, 2020 and 2021; and (ii) 68,306 restricted shares that vest in equal annual installments on each of April 30, 2019, 2020, 2021 and 2022. The foregoing is subject to Mr. Young’s continued employment on each applicable vesting date.

(2)
Consists of: (i) 6,600 restricted shares that vest on March 15, 2020; (ii) 12,297 restricted shares that vest in equal annual installments on each of March 30, 2019, 2020 and 2021; and (iii) 40,983 restricted shares that vest in equal annual installments on each of April 30, 2019, 2020, 2021 and 2022. All of the foregoing are subject to Mr. Beckelman’s continued employment on each applicable vesting date.

(3)
Consists of: (i) 15,400 restricted shares that vest on June 10, 2019; (ii) 6,600 restricted shares that vest on March 15, 2020; (iii) 9,182 restricted shares that vest in equal annual installments on each of March 30, 2019, 2020 and 2021; and (iv) 40,983 restricted shares that vest in equal annual installments on each of April 30, 2019, 2020, 2021 and 2022. All of the foregoing are subject to Mr. Young’s continued employment on each applicable vesting date.

(4)	Amount shown is based on the closing price of our common stock on December 31, 2018 of $2.22 per share.

(5)
Consists of (i) 40,600 restricted shares that vest based on the achievement of certain company performance conditions through December 31, 2019, and (ii) 68,306 restricted shares that vest based on the achievement of certain company performance conditions through December 31, 2020. The foregoing is subject to Mr. Young’s continued employment on the applicable vesting date.

(6)
Consists of: (i) 16,396 restricted shares that vest based on the achievement of certain company performance conditions through December 31, 2019; and (ii) 40,983 restricted shares that vest based on the achievement of certain company performance conditions through December 31, 2020. All of the foregoing are subject to Mr. Beckelman’s continued employment on each applicable vesting date.

(7)
Consists of: (i) 12,242 restricted shares that vest based on the achievement of certain company performance conditions through December 31, 2019; and (ii) 40,983 restricted shares that vest based on the achievement of certain company performance conditions through December 31, 2020. All of the foregoing are subject to Mr. Young’s continued employment on each applicable vesting date.

____________________
Benefits Upon a Change in Control
Each of our NEOs is party to restricted stock agreements in connection with the issuance to such NEOs of restricted stock under the 2016 Plan. The restricted stock agreements provide that in the event of a change in control: (i) for all restricted stock that vests based upon the achievement of certain performance targets, all such performance targets shall be deemed to have been achieved at the target level immediately prior to such change in control; and (ii) for all restricted stock that vests based upon continued employment over a period of time, if the restrictions on such restricted stock have not been terminated prior to such change in control, then such restrictions shall immediately terminate if the NEO is terminated other than for “Cause” or terminates his employment for “Good Reason”, within 18 months after the change in control. For purposes of the restricted stock agreements, “Cause” has the meaning set forth in the 2016 Plan and “Good Reason” means a reduction of 10% or more of the NEOs then current base salary and target bonus.
Director Compensation
The table below sets forth the compensation paid to our non-employee directors for their service on our board of directors during 2018.

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Total ($)
José E. Feliciano (2)	$112,500	$80,002	$192,502
Colin M. Leonard (2)	$72,500	$80,002	$152,502
Timothy J. Pawlenty	$60,000	$80,002	$140,002
Tracy Robinson	$60,000	$80,002	$140,002
Sharon Spurlin	$72,500	$80,002	$152,502
Andrew Speaker (3)	$—	$80,002	$80,002

(1)	Directors were each granted 13,962 restricted shares that vest on June 11, 2019.

(2)
These directors are employed by Clearlake and, pursuant to arrangements with Clearlake, amounts shown are either paid to Clearlake at the direction of the directors or, in the case of stock awards, subsequently transferred to Clearlake after vesting.

(3)
Mr. Speaker is also an employee of the Company and holds the position of Senior Advisor on Special Projects. We paid Mr. Speaker cash compensation of $100,001 and a 401(k) contribution of $3,969 in 2018 in connection with his employment.

____________________
In November 2016, we adopted a director compensation policy pursuant to which directors who are not officers, employees or paid consultants or advisors of us, may receive a combination of cash and equity-based awards under our 2016 Plan as compensation for their services on our board of directors. Such directors will also receive reimbursement for out-of-pocket expenses associated with attending board or committee meetings and director and officer liability insurance coverage. Other than with respect to Andrew Speaker’s stock awards, any of our officers, employees, paid consultants or advisors who also serve as directors do not receive additional compensation for their service as directors. All directors will be indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law.
Equity Compensation Plan Information
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2018.

	Number of common shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding option, warrants and rights (b)	Number of common shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	—	$—	6,967,845	(2)
Equity compensation plans not approved by security holders	—	$—	—
Total	—	$—	6,967,845

(1)	Includes information regarding the 2012 Plan, the 2016 Plan and the 2016 Employee Stock Purchase Plan (the “2016 ESPP”).

(2)
Represents 267,850 shares available for issuance under the 2012 Plan, 2,810,503 shares available for issuance under the 2016 Plan and 3,889,492 shares available for issuance under the 2016 ESPP. To the extent outstanding awards under the 2012 Plan are forfeited or lapse unexercised, the shares of common stock subject to such awards will become available for issuance under the 2016 Plan. As of December 31, 2018, there were 78,650 unvested restricted shares outstanding under the 2012 Plan and 947,939 unvested restricted shares outstanding under the 2016 Plan. Purchase rights for 20,954 shares of common stock were outstanding under the 2016 ESPP as of December 31, 2018.

____________________

PROPOSAL 2: RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2019
The audit committee has appointed Grant Thornton LLP (“Grant Thornton”) to audit and report on the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2019. Grant Thornton served as our independent registered public accounting firm for the fiscal year ended December 31, 2018.
The board of directors is submitting the selection of Grant Thornton for ratification at the Annual Meeting. The submission of this matter for ratification by stockholders is not legally required, but our board of directors and the audit committee believe the submission provides an opportunity for stockholders through their vote to communicate with the board and the audit committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Grant Thornton, the audit committee will reconsider, but will not be required to rescind, the selection of that firm as our independent registered public accounting firm. Representatives of Grant Thornton will attend the Annual Meeting and may make a statement if they wish. They will be available to answer appropriate questions at the Annual Meeting.
The audit committee has the authority and responsibility to retain, evaluate and replace our independent registered public accounting firm. The stockholders’ ratification of the appointment of Grant Thornton does not limit the authority of the audit committee to change our independent registered public accounting firm, as it deems necessary or appropriate, at any time.
Audit and Related Fees
The following table presents fees paid to Grant Thornton for professional audit services performed for the audit of our annual financial statements for the years ended December 31, 2018 and 2017 and fees billed and unbilled for other services rendered by it during those periods.

	Year Ended December 31,
	2018	2017
Audit fees	$512,441	$406,205
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
	$512,441	$460,205
 Audit Fees
Audit fees consist of fees, billed and unbilled, for professional services rendered for the audit of our consolidated financial statements and interim reviews and services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements.
Audit-Related Fees
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
Tax Fees
Tax fees consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, tax audit defense, customs and duties, and mergers and acquisitions.
All Other Fees
All other fees consist of fees billed for products and services provided not described above.
Audit Committee Pre-Approval Policies and Procedures
Our board of directors adopted a written policy for the pre-approval of all audit and permissible non-audit services which Grant Thornton provides. The policy balances the need for Grant Thornton to be independent while recognizing that in certain situations Grant Thornton may possess both the technical expertise and knowledge of our business to best advise us on issues and matters in addition to accounting and auditing. In general, our independent registered public accounting firm cannot be engaged to provide any audit or non-audit services unless the engagement is pre-approved by the audit committee. All of the fees identified in the table above were approved in accordance with SEC requirements and pursuant to the policies and procedures described above.
The affirmative vote by a majority of the shares entitled to vote on this proposal and present in person or by proxy at the Annual Meeting is required to approve this proposal. As a result, abstentions will have the same effect as votes against this proposal. We do not expect any broker non-votes in connection with this proposal.

The board of directors recommends a vote FOR the proposal to ratify the selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

REPORT OF THE AUDIT COMMITTEE
This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
The principal purpose of the audit committee is to assist our board of directors in its oversight of: (i) the integrity of our accounting and financial reporting processes and the audits of our financial statements; (ii) our system of disclosure controls and internal controls over financial reporting; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditor; (v) the performance of our independent auditors; and (vi) the business practices and ethical standards of the Company. The audit committee is responsible for the appointment, compensation, retention and oversight of work of our independent auditor. The audit committee’s function is more fully described in its charter.
Our management is responsible for the preparation, presentation and integrity of our financial statements for the appropriateness of the accounting principles and reporting policies that we use, and for establishing and maintaining adequate internal control over financial reporting. Grant Thornton, our independent registered public accounting firm for 2018, was responsible for performing an independent audit of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 (the “Form 10-K”), and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.
The audit committee has reviewed and discussed with management our audited financial statements included in the Form 10-K. In addition, the audit committee discussed with Grant Thornton those matters required to be discussed under applicable standards of the Public Company Accounting Oversight Board (the "PCAOB"). Additionally, Grant Thornton provided to the audit committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Grant Thornton’s communications with the audit committee concerning independence. The audit committee also discussed with Grant Thornton its independence from the Company.
Based upon the review and discussions described above, the audit committee recommended to the board of directors that the audited financial statements be included in the Form 10-K for filing with the SEC.
THE AUDIT COMMITTEE
Sharon Spurlin (Chairperson)
Timothy J. Pawlenty
Tracy Robinson

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
General
In accordance with Section 14A of the Exchange Act and Rule 14a-21(a) promulgated thereunder, our stockholders are entitled to vote at the Annual Meeting to approve the compensation of our named executive officers, commonly known as a “Say-on-Pay”, as disclosed in this proxy statement in accordance with the standards established under Item 402 of Regulation S-K under the Exchange Act. However, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us, our board of directors, or any of our board committees.
Although the vote is non-binding, our board of directors and the compensation committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions affecting our executive officers.
We design our executive compensation program to implement our core objectives of attracting and retaining superior executive talent, motivating and rewarding executives whose knowledge, skills and performance are critical to our business, ensuring executive compensation is aligned with our corporate strategies and business objectives, and aligning executives’ incentives with the creation of stockholder value.
Resolution
Our stockholders are being asked to approve by advisory vote the following resolution relating to the compensation of our named executive officers as described in this proxy statement:
“RESOLVED that the Company’s stockholders hereby approve the compensation paid to the Company’s executive officers named in the Summary Compensation Table of this proxy statement, as that compensation is disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the various compensation tables and the accompanying narrative discussion included in this proxy statement.”
The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The affirmative vote by a majority of the shares entitled to vote on this proposal and present in person or by proxy at the Annual Meeting is required to approve this proposal. As a result, abstentions and broker non-votes will have the same effect as votes against this proposal.

The board of directors recommends an advisory vote FOR the resolution to approve the compensation of the named executive officers as disclosed in this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Reports of all transactions in our common stock by officers, directors and principal stockholders are required to be filed with the SEC pursuant to Section 16(a) of the Exchange Act. Based solely on our review of copies of the reports received, or representations of such reporting persons, we believe that during the year ended December 31, 2018, no officers, directors or principal stockholders failed to file reports of ownership or changes of ownership on a timely basis.

STOCKHOLDER PROPOSALS
Stockholder Proposals to Be Included in the Company’s Proxy Statement
Pursuant to and subject to the requirements of Rule 14a-8 under the Exchange Act, stockholders may present proposals for inclusion in our proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. In order to be included for the 2020 Annual Meeting, stockholder proposals must be received by the Company at its executive offices located at 1725 Hughes Landing Boulevard, Suite 800, The Woodlands, Texas 77380 no later than December 27, 2019, and must otherwise comply with the requirements of Rule 14a-8.
Stockholder Proposals Not to Be Included in the Company’s Proxy Statement
Our second amended and restated bylaws require that stockholders who wish to make a nomination for the election of a director or to bring any other matter before a meeting of the stockholders must give written notice of their intent to our Secretary not more than 120 days and not less than 90 days in advance of the first anniversary of the preceding year’s annual meeting of stockholders. Such proposals must be submitted in writing at the address shown above, so that it is received between February 19, 2020 and March 21, 2020. Our nominating and corporate governance committee will consider all director candidates recommended by any stockholder on the same basis as candidates recommended by the board and other sources.

STOCKHOLDER COMMUNICATIONS
The board of directors has established a process for stockholders to send communications to it. Stockholders who wish to communicate with the board of directors, or specific individual directors, may do so by directing correspondence addressed to such directors or director in care of James D. Young, our Secretary, at the principal executive offices of the Company at 1725 Hughes Landing Boulevard, Suite 800, The Woodlands, Texas 77380. Such correspondence shall prominently display the fact that it is a stockholder-board communication and whether the intended recipients are all or individual members of the board of directors. The Secretary has been authorized to screen commercial solicitations and materials that pose security risks, are unrelated to the business or governance of the Company, or are otherwise inappropriate. The Secretary shall promptly forward any and all such stockholder communications to the entire board of directors or the individual director as appropriate.

OTHER MATTERS
The Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the Annual Meeting. As of the date of this proxy statement, the board of directors has not been advised of any other matters to be presented for discussion at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the stockholders.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. We make available free of charge on or through our website, www.smartsand.com, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC's website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.
WE WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR 2018 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1. STOCKHOLDERS SHOULD DIRECT SUCH REQUESTS TO THE COMPANY’S SECRETARY AT 1725 HUGHES LANDING BOULEVARD, SUITE 800, THE WOODLANDS, TEXAS 77380, OR BY EMAIL AT INVESTORRELATIONS@SMARTSAND.COM.

ANNUAL MEETING OF STOCKHOLDERS OF

SMART SAND, INC.

June 18, 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the Annual Meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting. For directions and additional information regarding attending the Annual Meeting, please consult the proxy materials or contact investorrelations@smartsand.com.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Annual Meeting, Proxy Statement, Annual Report and Proxy Card are available at http://www.astproxyportal.com/ast/21117/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the internet.

20230300000000000000 4 061819

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

NOMINEES:
○ Charles E. Young
○ José E. Feliciano

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted "FOR ALL NOMINEES" in Proposal 1, and "FOR" Proposals 2 and 3.**

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

SMART SAND, INC.

June 18, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Annual Meeting, Proxy Statement, Annual Report and Proxy Card are available at http://www.astproxyportal.com/ast/21117/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230300000000000000 4 061819

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

NOMINEES:
- ☐ FOR ALL NOMINEES — ○ Charles E. Young
- ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES — ○ José E. Feliciano
- ☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted "FOR ALL NOMINEES" in Proposal 1, and "FOR" Proposals 2 and 3.**

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

SMART SAND, INC.

Proxy for Annual Meeting of Stockholders on June 18, 2019

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Charles E. Young and Lee E. Beckelman, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock of Smart Sand, Inc. which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Smart Sand, Inc., to be held June 18, 2019 at 9 a.m., central time, at 1725 Hughes Landing Boulevard, 1st Floor, Meeting Room A, The Woodlands, TX 77380, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)

1.1 14475